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                                                                     Exhibit 21

                         SUBSIDIARIES OF SHONEY'S, INC.

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
                                                                                       STATE (or other
                                                                                      jurisdiction) of
     NAME                                                                              incorporation
     ----                                                                             ----------------
Shoney's Real Estate, Inc.                                                              Tennessee

Pargo's of Frederick, Inc.                                                              Tennessee

Shoney's Equipment Corporation                                                          Tennessee

Commissary Operations, Inc.                                                             Tennessee

Corporate Benefit Services, Incorporated of Nashville                                   Tennessee

Evadon Corporation                                                                      Tennessee

Shoney's of Canada, Inc.                                                                Canada

Pargo's of York, Inc.                                                                   Tennessee

Shoney's Investments, Inc.                                                              Nevada

RJR Investments, Inc.                                                                   Nevada

Shoney's International, Inc.                                                            Nevada

Shoney's of Michigan, Inc.                                                              Tennessee

BarbWire's of Kansas, Inc.                                                              Kansas

TPI Restaurants Acquisition Corporation                                                 Tennessee

TPI Entertainment, Inc.                                                                 Deleware

TPI Insurance Corporation                                                               Hawaii

TPI Restaurants, Inc.                                                                   Tennessee

TPI Transportation, Inc. (a subsidiary of TPI Restaurants, Inc.)                        Tennessee

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
TPI Commissary, Inc. (a subsidiary of TPI Restaurants, Inc.)                            Tennessee

TPI West Palm, Inc. (a subsidiary of TPI Restaurants, Inc.)                             Tennessee

Insurex Agency, Inc. (a subsidiary of TPI Restaurants, Inc.)                            Tennessee

Insurex Benefits Administrators, Inc. (a subsidiary of TPI Restaurants)                 Tennessee

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